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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement (Form S-3) of Pulitzer Publishing Company of our report dated February 26, 1998 (March 9, 1998 as to Note 18), appearing in the Annual Report on Form 10-K, as amended by Form 10-K/A, of Hearst-Argyle Television, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
New York, New York
December 23, 1998